Exhibit 99.1

News Release
	Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2014

Clearfield, Pennsylvania – October 21, 2014

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter of 2014. Highlights include the following:

•	Net income in the third quarter of 2014 was $5.5 million, an increase of 18.0% from $4.7 million in the third quarter of 2013. Earnings per share in the third quarter of 2014 were $0.39 per share, compared to $0.38 per share in the third quarter of 2013.

•	Net income for the nine months ended September 30, 2014 was $16.3 million, an increase of 36.6% from $12.0 million for the nine months ended September 30, 2013. Earnings per share for the nine months ended September 30, 2014 were $1.13, compared to $0.96 per share for the nine months ended September 30, 2013.

•	Annualized returns on average assets and equity of 1.01% and 12.22%, respectively, for the nine months ended September 30, 2014, compared to annualized returns on average assets and equity of 0.88% and 11.42%, respectively, for the nine months ended September 30, 2013.

•	Including loans acquired from FC Banc Corp. with an acquisition date fair value of approximately $248 million, loans of $1.33 billion at September 30, 2014 compared to loans of $1.03 billion at September 30, 2013.

•	Including deposits acquired from FC Banc Corp. with an acquisition date fair value of approximately $332 million, deposits of $1.87 billion at September 30, 2014 compared to deposits of $1.55 billion at September 30, 2013.

•	Total non-performing assets of $11.9 million, or 0.55% of total assets, as of September 30, 2014, compared to $14.5 million, or 0.79% of total assets, as of September 30, 2013.

Joseph B. Bower, Jr., President and CEO commented, “Our annualized return on average equity of 12.22% reflects earnings performance that is at top of our peer group. Asset quality is strong as our nonperforming assets continue their downward trend. These positive trends along with solid momentum in the lending arena should provide the Corporation with good organic growth in the near term.”

Net Interest Income and Margin

Net interest margin on a fully tax equivalent basis was 3.78% for the nine months ended September 30, 2014, compared to 3.38% for the nine months ended September 30, 2013. Net accretion included in loan interest income in the first nine months of 2014 related to loans acquired in the fourth quarter of 2013 was $1.7 million, resulting in an increase in the net interest margin of 11 basis points. Changes in average earning assets, interest-bearing liabilities, and resulting interest income and expense from the first nine months of 2013 to the first nine months of 2014 are primarily a result of the acquisition of FC Banc Corp. in the fourth quarter of 2013.

Asset Quality

During the three and nine months ended September 30, 2014, CNB recorded a provision for loan losses of $1.0 million and $3.6 million, as compared to a provision for loan losses of $846 thousand and $4.9 million for the three and nine months ended September 30, 2013. Net chargeoffs during the three and nine months ended September 30, 2014 were $509 thousand and $1.9 million, as compared to net recoveries of $875 thousand for the three months ended September 30, 2013 and net chargeoffs of $1.7 million for the nine months ended September 30, 2013. There were no significant changes to reserves required for impaired loans during the quarter ended September 30, 2014, and the ratio of nonperforming assets to total assets declined from 0.62% at June 30, 2014 to 0.55% at September 30, 2014.

Non-Interest Income

Non-interest income was $3.5 million and $10.2 million for the three and nine months ended September 30, 2014, compared to $3.2 million and $10.1 million for the three and nine months ended September 30, 2013. Non-interest income as a percentage of average assets declined from 0.74% during the first nine months of 2013 to 0.63% during the first nine months of 2014, primarily due to a decrease in realized gains on available for sale securities of $83 thousand, a decrease in net gains on trading securities of $482 thousand, a decrease in mortgage banking income of $131 thousand, and a decrease in bank owned life insurance income of $741 thousand. During the quarter ended June 30, 2013, CNB recorded bank owned life insurance income of $576 thousand representing the excess of the face value of certain policies over their cash surrender values resulting from the recognition of a death benefit. Wealth and asset management fees increased from $1.7 million during the nine months ended September 30, 2013 to $2.1 million during the nine months ended September 30, 2014 due to increases in assets under management resulting from CNB’s strategic focus to grow its Wealth and Asset Management Division.

Non-Interest Expenses

Total non-interest expenses were $13.2 million and $39.0 million during the three and nine months ended September 30, 2014, compared to $10.3 million and $30.8 million for the three and nine months ended September 30, 2013. Non-interest expenses for the three and nine months ended September 30, 2014 include amortization of a core deposit intangible asset of $302 thousand and $906 thousand associated with CNB’s acquisition of FC Banc Corp. in the fourth quarter of 2013. Non-interest expenses for the three and nine months ended September 30, 2013 include merger-related expenses of $398 thousand and $1.3 million.

Salaries and benefits expenses increased $4.0 million, or 25.4%, during the nine months ended September 30, 2014 compared to the nine months ended June 30, 2013, due to an increase in average full-time equivalent employees resulting primarily from the acquisition of FC Banc Corp., routine merit increases, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. Net occupancy expenses increased $1.4 million, or 36.1% during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, as a result of anticipated increases in repair, maintenance, and utility expenses, increases in depreciation expense for recently completed projects and asset purchases, and the addition of eight branch locations from the acquisition of FC Banc Corp. Other non-interest expenses increased $3.1 million, or 35.0%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, primarily as a result of the acquisition of FC Banc Corp.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.2 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, a loan production office in Hollidaysburg, Pennsylvania, and 28 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)
	2014	2013	% change	2014	2013	% change
Income Statement
Interest income	$21,532	$17,465	23.3%	$64,387	$50,927	26.4%
Interest expense	3,092	2,817	9.8%	9,224	9,002	2.5%

Net interest income	18,440	14,648	25.9%	55,163	41,925	31.6%
Provision for loan losses	1,038	846	22.7%	3,558	4,891	–27.3%

Net interest income after provision for loan losses	17,402	13,802	26.1%	51,605	37,034	39.3%

Non-interest income
Wealth and asset management fees	710	615	15.4%	2,135	1,727	23.6%
Service charges on deposit accounts	1,198	1,102	8.7%	3,384	3,063	10.5%
Other service charges and fees	762	607	25.5%	2,000	1,561	28.1%
Net realized gains on available-for-sale securities	41	—	NA	245	328	–25.3%
Net realized and unrealized gains (losses) on trading securities	(59)	166	NA	15	497	–97.0%
Mortgage banking	144	107	34.6%	502	633	–20.7%
Bank owned life insurance	222	365	–39.2%	701	1,442	–51.4%
Other	478	286	67.1%	1,233	839	47.0%

Total non-interest income	3,496	3,248	7.6%	10,215	10,090	1.2%

Non-interest expenses
Salaries and benefits	6,562	5,288	24.1%	19,840	15,817	25.4%
Net occupancy expense of premises	1,695	1,234	37.4%	5,216	3,832	36.1%
FDIC insurance premiums	342	332	3.0%	1,026	930	10.3%
Merger costs	—	398	NA	—	1,329	NA
Intangible amortization	302	—	NA	906	—	NA
Other	4,249	3,091	37.5%	12,031	8,910	35.0%

Total non-interest expenses	13,150	10,343	27.1%	39,019	30,818	26.6%

Income before income taxes	7,748	6,707	15.5%	22,801	16,306	39.8%
Income tax expense	2,200	2,004	9.8%	6,470	4,355	48.6%

Net income	$5,548	$4,703	18.0%	$16,331	$11,951	36.6%

Average diluted shares outstanding	14,315,821	12,463,867		14,336,771	12,454,285

Diluted earnings per share	$0.39	$0.38	2.6%	$1.13	$0.96	17.7%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	42%	43%		44%	52%

Average Balances
Loans, net of unearned income	$1,322,149	$1,020,524		$1,306,356	$972,745
Total earning assets	2,065,806	1,741,547		2,013,225	1,721,899
Total assets	2,172,538	1,831,937		2,150,869	1,814,857
Total deposits	1,861,504	1,554,816		1,839,546	1,537,688
Shareholders’ equity	183,354	130,224		178,200	139,575

Performance Ratios (quarterly information annualized)
Return on average assets	1.02%	1.03%		1.01%	0.88%
Return on average equity	12.10%	14.45%		12.22%	11.42%
Net interest margin (FTE)	3.76%	3.38%		3.78%	3.38%

Loan Charge-Offs
Net loan charge-offs (recoveries)	$509	$(875)		$1,857	$1,730
Net loan charge-offs / average loans	0.15%	–0.34%		0.19%	0.24%

	(unaudited)	(unaudited)		(unaudited)
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013	% change versus
					6/30/14	9/30/13
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,326,375	$1,308,331	$1,295,363	$1,028,971	1.4%	28.9%
Loans held for sale	1,290	942	487	399	36.9%	223.3%
Investment securities	703,806	699,848	690,118	704,889	0.6%	–0.2%
FHLB and other equity interests	8,491	9,040	7,533	7,580	–6.1%	12.0%
Other earning assets	3,553	3,218	4,139	4,375	10.4%	–18.8%

Total earning assets	2,043,515	2,021,379	1,997,640	1,746,214	1.1%	17.0%

Allowance for loan losses	(17,843)	(17,415)	(16,234)	(17,221)	2.5%	3.6%
Goodwill	27,194	27,194	27,194	10,946	0.0%	148.4%
Core deposit intangible	3,677	3,979	4,583	—	–7.6%	NA
Other assets	116,431	121,528	118,106	97,480	–4.2%	19.4%

Total assets	$2,172,974	$2,156,665	$2,131,289	$1,837,419	0.8%	18.3%

Non interest-bearing deposits	$245,914	$225,366	$221,293	$189,362	9.1%	29.9%
Interest-bearing deposits	1,620,950	1,625,681	1,614,021	1,362,919	–0.3%	18.9%

Total deposits	1,866,864	1,851,047	1,835,314	1,552,281	0.9%	20.3%

Borrowings	83,877	85,608	87,950	122,976	–2.0%	–31.8%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	19,996	22,204	22,494	10,776	–9.9%	85.6%

Common stock	—	—	—	—	NA	NA
Additional paid in capital	77,892	77,766	77,923	44,065	0.2%	76.8%
Retained earnings	106,252	103,075	97,066	94,718	3.1%	12.2%
Treasury stock	(1,742)	(1,671)	(633)	(1,179)	4.2%	47.8%
Accumulated other comprehensive loss	(785)	(1,984)	(9,445)	(6,838)	–60.4%	–88.5%

Total shareholders’ equity	181,617	177,186	164,911	130,766	2.5%	38.9%

Total liabilities and shareholders’ equity	$2,172,974	$2,156,665	$2,131,289	$1,837,419	0.8%	18.3%

Ending shares outstanding	14,368,413	14,371,983	14,427,780	12,514,138

Book value per share	$12.64	$12.33	$11.43	$10.45
Tangible book value per share (*)	$10.49	$10.16	$9.23	$9.57

Capital Ratios
Tangible common equity / tangible assets (*)	7.04%	6.87%	6.34%	6.56%
Leverage ratio	8.22%	8.13%	7.96%	8.05%
Tier 1 risk based ratio	12.99%	12.83%	12.51%	13.71%
Total risk based ratio	14.24%	14.07%	13.72%	14.96%

Asset Quality
Non-accrual loans	$10,412	$11,667	$11,573	$14,188
Loans 90+ days past due and accruing	350	705	344	123

Total non-performing loans	10,762	12,372	11,917	14,311
Other real estate owned	1,101	995	986	176

Total non-performing assets	$11,863	$13,367	$12,903	$14,487

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$7,705	$7,782	$8,006	$7,985
Non-performing TDR loans (**)	3,957	3,965	4,130	5,271

Total TDR loans	$11,662	$11,747	$12,136	$13,256

Non-performing assets / Loans + OREO	0.89%	1.02%	1.00%	1.41%
Non-performing assets / Total assets	0.55%	0.62%	0.61%	0.79%
Allowance for loan losses / Loans	1.35%	1.33%	1.25%	1.67%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)		(unaudited)
	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013

Shareholders’ equity	$181,617	$177,186	$164,911	$130,766
Less goodwill	27,194	27,194	27,194	10,946
Less core deposit intangible	3,677	3,979	4,583	—

Tangible common equity	$150,746	$146,013	$133,134	$119,820

Total assets	$2,172,974	$2,156,665	$2,131,289	$1,837,419
Less goodwill	27,194	27,194	27,194	10,946
Less core deposit intangible	3,677	3,979	4,583	—

Tangible assets	$2,142,103	$2,125,492	$2,099,512	$1,826,473

Ending shares outstanding	14,368,413	14,371,983	14,427,780	12,514,138

Tangible book value per share	$10.49	$10.16	$9.23	$9.57
Tangible common equity/Tangible assets	7.04%	6.87%	6.34%	6.56%

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.